Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 4th day of April, 2018, by and between Name: Aureas Capital Co Ltd, Chen Yi-Dou, Ming-Chun Lung, NYJJ Investments, Ti-Jung Chen, Yi-Fang Lin, and Zhiqing Wu (collectively, the “Sellers”) and Haiping Hu (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Sellers desires to sell an aggregate of 9,797,600 shares of common stock (“Sale Shares”) of Bally Corp., a Nevada corporation (the “Company”) to the Buyer for a purchase price of $360,000 in the aggregate (the “Purchase Price”), and the Buyer desire to purchase the Sale Shares for the Purchase Price and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.   Sale and Transfer of the Sale Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Sellers shall sell, convey and deliver to the Buyer, and the Buyer, shall purchase and accept from the Sellers, the Sale Shares for the purchase price specified in Section 2 below.

2.   Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or before March 14, 2018 or as soon thereafter as practicable, through an escrow at the law offices of J.M. Walker & Associates, Centennial, Colorado. At the Closing, the Sellers shall deliver to the Buyer one or more stock certificates duly endorsed and medallion stamped (or with a medallion waiver for transfer representing the Sale Shares). All sales, transfer, income, or gain taxes applicable to the sale of the Sale Shares by Sellers as contemplated by this Agreement shall be paid by Sellers.

3.   Representation and Warranties of the Sellers. The Sellers represent and warrant that:

(a)   Authority. The Sellers have all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by each Seller and constitutes a valid and binding obligation of the Sellers enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Sellers does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b)   Title. The Sellers have good and marketable title to the Sale Shares free and clear of all liens and encumbrances. The Sellers are the original, record and beneficial owner of the Sale Shares.

(c)   Affiliate Status. Aureas Capital Co. Ltd is an affiliate of the Company or its predecessor(s); as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). Other Sellers have non-affiliate status.

(d)   Duly Endorsed. The certificates representing the Sale Shares will be duly endorsed upon their transfer to the Buyer.

(e)   Litigation. There is no litigation now pending or threatened against Sellers, the Company or the Sale Shares, and further, to Sellers’s knowledge and according to all information reasonably available to him or her, there is no cause, grounds, or basis for any such action against either them, the Company or the Sale Shares.

(f)   Execution. Sellers have executed this Agreement voluntarily and with the full understanding of all of its terms and conditions.

(g)   No Reliance. Other than the representations and warranties included in this Agreement, Sellers have not executed this Agreement in reliance upon any representations, warranties, affirmations, promises, or statements made by Buyer, the Company, or by Buyer's agents, the Company’s agents, attorneys, or other representatives of the parties.

(h)   Liabilities. The Company has only the liabilities set forth on its Quarterly Report on Form 10-Q for the quarter ended December 31, 2017 (the “10-Q”); such liabilities shall all be settled as set forth in Section 5 hereof.

4.   Representation and Warranties of the Buyer. The Buyer hereby represents and warrants that:

(a)   Authority. The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which the Buyer is a party or by which the Buyer may be bound or affected.

(b)   No Solicitation. The Buyer's purchase of the Sale Shares hereunder has not been solicited by means of general solicitation or by advertisement.

5.   Settlement of Liabilities. The liabilities set forth in the 10-Q include amounts owed to Sellers; such liabilities, notes and any other liabilities will be paid in full at Closing.

6.   Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

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7.   Fees and Costs. The Sellers and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

8.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9.   Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York.

10.   Survival of Representations and Warranties. All representations and warranties made by the Sellers and the Buyer shall survive the Closing and for a period of one-year following the Closing.

11.   Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York. The parties hereby consent to personal jurisdiction and venue in New York.

12.   Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.   Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

15.   Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

16.   Tax Return Escrow. At Closing, the sum of $7,500 shall remain in escrow with the Escrow Agent, J.M. Walker & Associates. Buyer shall have the Company prepare and file federal and state tax returns for the Company for the years 2013 through 2017. All costs and expenses of such tax return preparation and any tax payments related thereto shall be paid from such $7,500 escrow amount. After such payments are made, if there is any excess escrow amount it shall be disbursed from escrow and paid to the Sellers proportionately. Sellers shall not be responsible for any amount in excess of $7,500 provided that the financial statements contained in the Company’s SEC filings are complete and accurate.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLERS

By: /s/______________________________

Name: Aureas Capital Co Ltd

By: /s/ Chen Yi-Dou___________________

Name: Chen Yi-Dou

By: /s/ Ming-Chun Lung________________

Name: Ming-Chun Lung

By: /s/_______________________________

Name: NYJJ Investments

By: /s/ Ti-Jung Chen___________________

Name: Ti-Jung Chen

By: /s/ Yi-Fang Lin____________________

Name: Yi-Fang Lin

By: /s/ Zhiqing Wu_____________________

Name: Zhiqing Wu

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUYER

By: /s/ Haiping Hu______________________

Name: Haiping Hu

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